UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

ROCHESTER MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rochester Medical Drive, Stewartville, MN	55976
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 533-9600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 7, 2011, Rochester Medical Corporation (the “Company”) completed the acquisition of the outstanding capital stock of Laprolan B.V., a corporation organized under the laws of The Netherlands and a wholly owned subsidiary of Fornix BioSciences N.V., pursuant to a Share Purchase Agreement dated as of January 12, 2011 (the “Purchase Agreement”). The Company paid a cash purchase price of €10,474,974 (US$15,057,775) at closing. As provided in the Purchase Agreement, the transaction will have a retroactive effective date of January 1, 2011.

Incorporated by reference herein is the press release of the Company, filed as exhibit 99.1, regarding the completion of the transaction described above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In conjunction with the closing of the Laprolan acquisition described under Item 2.01, on April 7, 2011 the Company drew down $15,057,775 from its $25,000,000 revolving line of credit with RBC Wealth Management. Interest on amounts outstanding under the line of credit accrues monthly at a variable rate currently at 1.375%. Immediately prior to April 7, 2011, the Company had $1,000,000 outstanding under the revolving line of credit.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The required financial statements of the acquired business are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than June 23, 2011.

(b) Pro Forma Financial Information.

The required pro forma financial information relative to the acquisition of assets is not included in this Current Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than June 23, 2011.

(d) Exhibits.

99.1	Press release, dated April 7, 2011, of Rochester Medical Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 8, 2011

ROCHESTER MEDICAL CORPORATION

By:	/s/ David A. Jonas

David A. Jonas Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 7, 2011, of Rochester Medical Corporation